                                                                    Exhibit d(2)

                         Exhibit A to Deposit Agreement

NO.
                                            ___________________________________
                                            AMERICAN DEPOSITARY SHARES
                                            (Each American Depositary Share
                                            represents two (2) deposited Shares)

                              THE BANK OF NEW YORK
                           AMERICAN DEPOSITARY RECEIPT
                      FOR CLASS B SHARES WITHOUT PAR VALUE
                 OF QUILMES INDUSTRIAL (QUINSA), SOCIETE ANONYME
           (ORGANIZED UNDER THE LAWS OF THE GRAND-DUCHY OF LUXEMBOURG)

      The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that _____________________, or registered assigns IS THE OWNER OF _____________________________________,

                           AMERICAN DEPOSITARY SHARES

representing deposited Class B Shares, without par value (herein called "Shares") of Quilmes Industrial (Quinsa), Societe Anonyme, incorporated under the laws of the Grand-Duchy of Luxembourg (herein called the "Company"). At the date hereof, each American Depositary Share represents two (2) Shares which is either deposited or subject to deposit under the deposit agreement at the Luxembourg office of Banque et Caisse d'Epargne de l'Etat (herein called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

               THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
                    101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.    THE DEPOSIT AGREEMENT.

      This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of February 28, 2002 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.    SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

      Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Holder hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt to such Holder or as ordered by him. Such delivery will be made at the option of the Holder hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Holder hereof. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

3.    TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

      The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any reasonable regulations the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement or this Receipt.

      The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Article (22) hereof. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or to the extent the Depositary has received written instructions with respect thereto from the Company as to any Shares or Deposited Securities the deposit of which would violate any applicable law or the Company's Articles of Incorporation.

4.    LIABILITY OF HOLDER FOR TAXES.

      If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder hereof shall remain liable for any deficiency.

5.    WARRANTIES OF DEPOSITORS.

      Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.    FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

      Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations thereunder. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall provide the Company with copies or originals of any such proofs of citizenship or residence, exchange control approval and any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or person presenting Shares for deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by, or there has been compliance with the rules and regulations of, the governmental agency in Luxembourg, if any, which is then performing the function of the regulation of currency exchange.

7.    CHARGES OF DEPOSITARY.

      The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to
Section 4.3 of the Deposit Agreement), or by Holders, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 thereof, (7) a fee for the distribution of securities pursuant to
Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holder, (8) a fee of $.02 or less per American Depositary Share (or portion thereof)for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause (9) below; provided, however, that no fee will be assessed under this clause (8) if a fee was charged pursuant to clause (6) above during that calendar year and (9) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

      The Depositary, subject to Article (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.    PRE-RELEASE OF RECEIPTS.

      The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent). No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

      Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.3 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of shares pursuant to Section 2.2 thereof ("Pre-Release"). The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be,
(ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause
(b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or

Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.    TITLE TO RECEIPTS.

      It is a condition of this Receipt and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

10.   VALIDITY OF RECEIPT.

      This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.   REPORTS; INSPECTION OF TRANSFER BOOKS.

      The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission"). Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

      The Depositary will make available for inspection by Holders of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also, upon written request, send to the Holders of Receipts copies of such reports furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English.

      The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.   DIVIDENDS AND DISTRIBUTIONS.

      Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, as promptly as practicable, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in the Deposit Agreement, if applicable) to the Holders of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

      Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary shall cause the securities or property received by it to be distributed to the Holders of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of the fees and expenses of the Depositary, provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash, as provided in Section 4.1 of the Deposit Agreement.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, upon consultation with the Company to the extent practicable, distribute to the Holders of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in
Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

      In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders of Receipts entitled thereto.

13.   CONVERSION OF FOREIGN CURRENCY.

      Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as praticable, to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

      If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

      If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

      If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

14.   RIGHTS.

      In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary may distribute, to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

      In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder under the Deposit Agreement, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. In the case of a distribution pursuant to this paragraph, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

      If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon receipt of instructions pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments or as may be requested by the Company to the Depositary in writing, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Holder.

      If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Holders, the Depositary may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section
5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.

      The Depositary will not offer rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Holders or are registered under the provisions of such Act; provided, however, that the Company shall have no obligation to file any such registration statement. If a Holder of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

      The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

15.   RECORD DATES.

      Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary and the Company causes a change in the number of Shares that are represented by each American

Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (which shall be the same date as, to the extent practicable to, any corresponding record date set by the Company) (a) for the determination of the Holders of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or
(b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.   VOTING OF DEPOSITED SECURITIES.

      Each of the Company's Class B shares entitles the holder thereof to cast one vote at any shareholder's meeting. Class A and Class B shares shall normally vote as one class at any shareholders' meeting provided that any resolutions affecting the respective rights of particular classes must be approved separately by the quorum and majority requirements established by law for each class.

      Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice, the form of which notice shall be approved by the Company, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Holders of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Luxembourg law, the Articles of Incorporation of the Company and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received. Upon the written request of an Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall endeavor, in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipt on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to the Chairman of the Board of Directors of the Company or to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to the Chairman of the Board of Directors of the Company or to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial shareholder opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

      There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

17.   CHANGES AFFECTING DEPOSITED SECURITIES.

      In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent or additionally represent the right to receive the new Deposited Securities so received in exchange, conversion or otherwise, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. If requested in writing by the Company, upon the occurrence of any such change, conversion or exchange covered by Section 4.8 of the Deposit Agreement in respect of Deposited Securities, the Depositary shall give notice thereof to all Holders, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary).

18.   LIABILITY AND INDEMNIFICATION OF THE COMPANY AND DEPOSITARY.

      Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Luxembourg or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or any provision of or governing any Deposited Securities, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or its agents or the Company or its agents shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit

Agreement it is provided shall be done or performed; nor shall the Depositary or its agents or the Company or its agents incur any liability to any Holder or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation or provisions of or governing any Deposited Securities. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2 or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

      Neither the Company, the Depositary nor their respective directors, employees, agents and affiliates assume any obligation nor shall be subject to any liability under the Deposit Agreement or Receipts to Holders or Beneficial Owners of Receipts or any other persons, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.

      Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

      Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, the Company and their directors, employees, agents and controlling persons may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.

      The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the

Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

      The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

      The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

      No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.   RESIGNATION AND REMOVAL OF THE DEPOSITARY.

      The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 30 Business Days prior written notice of such removal, effective upon the later of (i) the 30th Business Day after delivery of the notice of the Depositary or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint substitute or additional custodian or custodians.

20.   AMENDMENT.

      The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.   TERMINATION OF DEPOSIT AGREEMENT.

      The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Holders of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections
5.8 and 5.9 of the Deposit Agreement.

22.   COMPLIANCE WITH U.S. SECURITIES LAWS.

      Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.   SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

      The Company hereby (i) irrevocably designates and appoints National Registered Agents, Inc., 440 Ninth Avenue, 5th Floor, New York, New York 10001 in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or the Deposit Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed seven (7) days after the same shall have been so mailed.

24.   DISCLOSURE OF INTEREST

      Each Holder and Beneficial Owner agrees to comply with requests from the Company which are made pursuant to applicable law or the Company's Articles of

Incorporation or other such corporate document of the Company to provide information as to the capacity in which such Holders or Beneficial Owners owns American Depositary Shares and regarding the identity of any other person interested in such American Depositary Shares and regarding the nature of such interest, all as if such American Depositary Shares were to the extent practicable the underlying Shares. The Depositary agrees to use its reasonable efforts to forward to any Holder, at the written request and expense of the Company, any written request by the Company for such information. If the Company requests information from the Depositary, the Custodian or the nominee of either, as the registered owner of the Shares, the obligations of the Depositary, Custodian or such nominee, as the case may be, shall be limited to disclosing to the Company the information contained in the register.